Exhibit 3.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

of

ROBOT CACHE US INC.

Dated as of [insert date]

Void after the date specified in Section 8

No. [____]

Warrant to Purchase

[_______] Shares of

Common Stock

(subject to adjustment)

THIS CERTIFIES THAT, for value received, [insert name of warrant holder], or its registered assigns (the “Holder”), is entitled to purchase from Robot Cache US Inc., a Delaware corporation (the “Company”), shares (“Shares”) of the Company’s Common Stock, $0.001 par value per Share (the “Common Stock”), in the amount, at the price per Share, and during the period, set forth in Section 1, subject to the provisions and upon the terms and conditions set forth herein. The term “Warrant” as used herein includes this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued as part of an offering of securities by the Company (the “Offering”) in accordance with Regulation A under the Securities Act of 1933 (the “Securities Act”), pursuant to an offering circular dated ______, 2021, as supplemented or amended (the “Offering Circular”), and the Subscription Agreement dated _______, 2021 between the Company and the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Number of Shares Purchasable upon Exercise. Subject to any previous exercise of this Warrant, the Holder has the right to purchase up to [__________] Shares upon exercise of this Warrant.

(b) Exercise Price. The exercise price per Share is $1.00, subject to adjustment, as described herein (the “Exercise Price”).

(c) Exercise Period. This Warrant will be exercisable, in whole or in part, from and after the first anniversary of the date as of which the Securities and Exchange Commission qualifies the offering statement related to the Offering Circular until this Warrant’s expiration as set forth in Section 8 (the period of this Warrant’s exercisability, the “Exercise Period”).

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2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, by:

(i) tender to the Company at its principal office (or such other office or agency as it may designate) of a notice of exercise in the form of Exhibit A-1 (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) payment to the Company, by ACH, wire transfer, debit card, credit card or check and payable to the order of the Company, of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased.

(b) Stock Certificates. The rights under this Warrant will be deemed to have been exercised, and the Shares issuable upon such exercise will be deemed to have been issued, immediately before the close of business on the date on which this Warrant is exercised, and the person entitled to receive the Shares issuable upon such exercise will be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated Shares, if applicable) for that number of Shares issuable upon such exercise. If the rights under this Warrant are exercised in part and this Warrant has not expired, the Company shall execute and deliver to the Holder a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(c) No Fractional Shares or Scrip. Neither fractional Shares nor scrip representing fractional Shares will be issued upon the exercise of the rights under this Warrant. In lieu of the issuance of a fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(d) Conditional Exercise. By so indicating in the Notice of Exercise, the Holder may exercise this Warrant conditioned upon (and effective immediately before) consummation of any transaction that would cause this Warrant’s expiration pursuant to Section 8.

(e) Reservation of Shares. During the Exercise Period, the Company shall take all reasonable action to maintain a sufficient number of authorized and unissued Shares to enable the Holder to exercise his, her or its rights under this Warrant. If at any time the number of authorized but unissued Shares is not sufficient for the purpose of exercising this Warrant, then, without limiting such other remedies as may be available to the Holder, the Company shall use reasonable commercial efforts to take such corporate action as may be necessary, in the opinion of counsel, to increase its authorized and unissued Shares to a number that is sufficient for such purpose. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (i) in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (ii) in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder may issue, and the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

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4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. The Holder may change his, her or its address as shown on the Warrant Register by written notice to the Company requesting such a change.

(b) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including compliance with the provisions of Section 5, title to this Warrant may be transferred by completion and execution, by the transferor and the transferee, of an assignment in the form attached as Exhibit B (the “Assignment”)) and delivery of the assignment, with this Warrant, by the transferor to the transferee.

(c) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a duly executed Assignment) to the Company for exchange in connection with the transfer of all or a portion of the rights under this Warrant, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company, upon payment by the Holder of any applicable transfer taxes, shall issue to the Holder’s transferee (and, if applicable, the Holder) a new warrant or warrants of like tenor, in the name of the transferee (and, if applicable, the Holder) for the number of Shares issuable upon exercise thereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the rights to the securities issuable upon exercise of this Warrant) must be surrendered to the Company, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in this Warrant or in any of the securities for which it is exercisable.

(d) Taxes. In no event will the Company be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company will not be required to issue or deliver any such certificate, or make any such book entry, unless and until the person or persons requesting the issue or entry thereof have paid to the Company the amount of such tax or have established to the Company’s satisfaction that such tax has been paid or is not payable.

5. Compliance with Securities Laws; Market Stand-off. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Securities Laws. Except as specifically set forth in this Section 5, this Warrant may not be transferred or assigned in whole or in part, and any such attempt by the Holder to transfer or assign any rights, duties or obligations that arise under this Warrant will be void. Any transfer of this Warrant or the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the Holder has given prior written notice to the Company of his, her or its intention to make such disposition.

(b) Investment Representation Statement and Market Stand-Off Agreement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which this Warrant was exercised, it will be a condition to any exercise of the rights under this Warrant that the Holder has executed the Investment Representation Statement and Market Stand-Off Agreement, substantially in the form of Exhibit A-2.

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(c) Market Stand-off Legend. Each certificate, instrument or book entry representing the Shares issued upon exercise of this Warrant will carry a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED. A COPY OF THE WARRANT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of Shares purchasable hereunder and, the Exercise Price therefor, are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. In connection with any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which Shares are converted into or exchanged for securities, cash or other property, the Company shall provide for the Holder to receive, upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor entity resulting from such Reorganization that a holder of Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately before such Reorganization. In any such case, the successor entity shall be required to make appropriate adjustments (as determined in good faith by its board of directors (or other managing person)) in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization, to the end that the provisions of this Warrant will be applicable after the event, as near as reasonably may be, in relation to any Shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the Shares issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, after any such event, in lieu of the number of Shares that the Holder would otherwise have been entitled to receive, the Holder will have the right to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. If the outstanding Shares are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of Shares, the number of Shares issuable upon exercise of this Warrant immediately before such subdivision will, concurrently with its effectiveness, be proportionally increased, and the Exercise Price will be proportionally decreased. If the outstanding Shares are combined (by reclassification or otherwise) into a smaller number of Shares, the number of Shares issuable upon exercise of this Warrant immediately before such combination will, concurrently with its effectiveness, be proportionally decreased, and the Exercise Price will be proportionally increased.

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(d) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give the Holder notice thereof, stating the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of this Warrant, and setting forth in reasonable detail the method of calculation of each such adjustment. The Company shall, upon the Holder’s written request, furnish or cause to be furnished to the Holder a certificate setting forth (i) an explanation of any such adjustments, (ii) the Exercise Price in effect at the time of the request and (iii) the number of securities and the amount, if any, of other property that at the time of the request would be received upon exercise of this Warrant.

7. Notification of Certain Events.

(a) Before the expiration of this Warrant as provided in Section 8, if the Company authorizes:

(i) the issuance of any dividend or other distribution on the capital stock of the Company (other than (A) dividends or distributions otherwise provided for in Section 6, (B) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries or (C) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities,

(ii) the voluntary liquidation, dissolution or winding up of the Company or

(iii) any transaction resulting in the expiration of this Warrant pursuant to Section 8(b) or 8(c),

the Company shall provide the Holder at least ten (10) days’ prior written notice of the record date for any such dividend or distribution specified in Section 7(a)(i) or the expected effective date of any such other event specified in Section 7(a)(ii) or 7(a)(iii), as applicable.

(b) The notice provisions set forth in this Section 7 may be shortened or waived prospectively or retrospectively by the consent of the Holder.

8. Expiration of the Warrant. This Warrant will expire and no longer be exercisable as of the earliest of:

(a) 5:00 p.m., Pacific time, on the day immediately preceding the sixth anniversary of the date of this Warrant;

(b) (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital-raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation), other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately before such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of Shares held by such holders before such transaction or series of transactions, a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly owned subsidiary immediately following such acquisition, its parent) or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly owned subsidiary of the Company; and

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(c) immediately before the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act and covering the offering and sale of Common Stock.

9. No Rights as a Stockholder. Nothing contained in this Warrant will entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose, nor will anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company, until, in each such case, the rights under this Warrant have been exercised and the Shares purchasable upon exercise of the rights hereunder have been delivered as provided herein.

10. Market Stand-off. The Holder may not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities of the Company) held by the Holder during the one hundred eighty (180) day period following the effective date of a registration statement filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NYSE Rule 472(f)(4) or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 5(c) with respect to the Shares (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this Section 10.

11. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a) No Registration in connection with the Warrant’s Issuance. The Holder understands that by reason of a specific exemption from the registration provisions of the Securities Act, whose availability depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto, the issuance of this Warrant has not been, and will not be, registered under the Securities Act.

(b) No Company Obligation. The Holder recognizes that this Warrant, as well as all Shares, if any, issued upon exercise of this Warrant, must be held indefinitely unless and until the transfer of this Warrant or of such Shares, as applicable, are subsequently registered under the Securities Act or unless and until an exemption from such registration becomes available. The Holder recognizes that the Company has no obligation (i)(A) to register any transfer of this Warrant or (B) to register either the issuance or the transfer of any such Shares or (ii) with respect to either this Warrant or the Shares, to avail itself of any exemption from any such registration requirements (other than the exemption with respect to which this Warrant is being issued).

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(c) Illiquidity and Continued Economic Risk. The Holder acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Holder must bear the economic risk of this investment indefinitely, and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934) with respect to facilitating trading or resale of the Securities. The Holder acknowledges that he, she or it is aware that no Shares issuable upon the exercise of this Warrant may be sold pursuant to Rule 144 adopted under the Securities Act (“Rule 144”) unless certain conditions are met, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no present intention to satisfy these conditions in the foreseeable future. The Holder acknowledges that he, she or it is able to bear the economic risk of losing his, her or its entire investment in the Securities. The Holder also understands that an investment in the Company involves significant risks, and the Holder has taken full cognizance of and understands the risks relating to the purchase of the Securities.

(d) Accredited Investor Status. The Holder represents that either

(i)) he, she or it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or

(ii) The aggregate purchase price of the Units (as defined in the Offering Circular) purchased by the Holder in the Offering does not exceed 10% of the greater of the Holder’s annual income or net worth (or if the Holder is not a natural person, the aggregate purchase price of the Units purchased by the Holder in the Offering does not exceed 10% of the greater of its revenue or net assets for its most recently completed fiscal year end).

(e) Company Information. The Holder understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. The Holder has had such opportunity as he, she or it deems necessary (which may have presented itself through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Holder acknowledges that except as set forth herein, no representations or warranties have been made to the Holder, or to his, her or its advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(f) Domicile. The Holder maintains his, her or its domicile (and is not a transient or temporary resident) at the address shown on the signature page hereto.

(g) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Warrant or the subscription agreement or related documents based on any arrangement or agreement binding upon the Holder.

12. Miscellaneous.

(a) Amendments. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company.

(b) Waivers. No waiver of any single breach or default will be deemed a waiver of any other breach or default theretofore or thereafter occurring.

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(c) Notices. All notices and other communications required or permitted hereunder are to be in writing and are to be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at his, her or its address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or, until the Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the Holder at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of its Chief Executive Officer at its address shown on the signature page hereto, or at such other current address as the Company has furnished to the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after it has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or (iv) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between (i) the Company’s books and records and (ii) this Warrant or any notice delivered hereunder, the Company’s books and records will control, absent fraud or error.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(e) Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon him, her or it, as applicable, in any manner authorized by the laws of the State of New York for such persons.

(f) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h) Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(i) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to, and supersedes all prior agreements and understandings relating to, the subject matter hereof.

(signature page follows)

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The Company and the Holder sign this Warrant as of the date stated on the first page.

ROBOT CACHE US INC.

By:	/s/
Lee Jacobson, Chief Executive Officer

Address:

5910 Pacific Center Boulevard, Suite 310
San Diego, California 92121

(Signature Page to Warrant to Purchase Shares of Common Stock of Robot Cache US Inc.)

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EXHIBIT A-1

FORM OF NOTICE OF EXERCISE

(to be signed only upon exercise of the Warrant)

TO:   ROBOT CACHE US INC.

5910 Pacific Center Boulevard, Suite 310

San Diego, California 92121

Telephone: (858) 252-4001

Email: [TO BE SUPPLIED]

The undersigned owner (the “Warrant Owner”) of the warrant dated [DATE], 2021 (the “Warrant”) and issued to the Warrant Owner by Robot Cache US Inc., a Delaware corporation (the “Company”), hereby irrevocably elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder, ____shares (the “Exercise Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Warrant Owner herewith surrenders the Warrant to the Company and tenders payment of $________ , representing the exercise price of $______ , in full, for the Exercise Shares, together with all applicable transfer taxes, if any.

Payment is being made as follows (check the applicable box):

[  ] wire transfer in lawful money of the United States or

[  ] cashier’s check drawn on a U.S. bank

Please issue the Exercise Shares to the holder identified below (the “Holder”). If the initial paragraph of this Notice of Exercise indicates that the Warrant Owner is exercising the Warrant with respect to fewer than all of the shares of Common Stock to which the Warrant pertains, please prepare and deliver a new warrant of like tenor for the balance of the shares of Common Stock purchasable under the Warrant.

Warrant Owner name and address: ________________________________________________

Name of Holder (if other than Warrant Owner): ______________________________________

Address of Holder (if other than Warrant Owner): _____________________________________

SIGNATURE of Warrant Owner (if a natural person): __________________________________

SIGNATURE of authorized signatory of Warrant Owner (if an entity): ___________________________

Name of authorized signatory: ______________________________

Title of authorized signatory: _______________________________

DATE: ___________________ , 202_.

(signature requirements continued on next page)

A-1-1

The Holder represents that (i) the Exercise Shares are being acquired for the account of the Holder for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Holder has no present intention of distributing or reselling the Exercise Shares; (ii) the Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the Holder is experienced in making investments of this type and has such knowledge and background in financial and business matters that Holder he, she or it is capable of evaluating the merits and risks of this investment and protecting the Holder’s own interests; (iv) the Holder understands that (A) the Company may decline to issue the Exercise Shares unless a specific exemption from the registration provisions of the Securities Act is available, (B) the Company is under no obligation to avail itself of any such exemption, (C) if the Exercise Shares are issued, the availability of any such exemption may depend upon, among other things, the bona fide nature of the Holder’s investment intent and accredited investor status, and (D) because the transfer, by the Holder, of the Exercise Shares, if issued, will not be, so registered or qualified, they must be held indefinitely unless subsequently so registered or qualified or unless exemptions from such registration or qualification are available; and (v) the Holder is aware that (A) the Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Holder has held the Exercise Shares for the number of months prescribed by Rule 144 and (B) among the possible applicable conditions for use of Rule 144 is the availability of current information to the public about the Company, which has not made such information available and has no present plans to do so (other than to the extent required under Regulation A).

SIGNATURE of Holder (if a natural person), which may be the Warrant Owner:

__________________________________________

SIGNATURE of authorized signatory of Holder (if an entity), which may be the Warrant Owner:

__________________________________________

Name of authorized signatory: ______________________________

Title of authorized signatory: _______________________________

DATE: ___________________ , 202_.

A-1-2

EXHIBIT A-2

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:	______________________________________________

COMPANY:	ROBOT CACHE US INC.

SECURITIES:	THE WARRANT OF THE COMPANY ISSUED ON [INSERT DATE] (THE “WARRANT”) AND THE SHARES OF COMMON STOCK OF THE COMPANY ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:	______________________________________________

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that, by reason of a specific exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”), whose availability depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto, the Securities have not been, and will not be, registered under the Securities Act.

2. Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Investor must bear the economic risk of this investment indefinitely, and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934) with respect to facilitating trading or resale of the Securities. The Investor acknowledges that he, she or it is able to bear the economic risk of losing his, her or its entire investment in the Securities. The Investor also understands that an investment in the Company involves significant risks, and the Investor has taken full cognizance of and understands the risks relating to the purchase of the Securities.

3. Accredited Investor Status or Investment Limits. The Investor represents that either

(i) he, she or it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or

(ii) The aggregate purchase price of the Units (as defined in the Offering Circular) purchased by the Investor in the Offering does not exceed 10% of the greater of the Investor’s annual income or net worth (or if the Investor is not a natural person, the aggregate purchase price of the Units purchased by the Investor in the Offering does not exceed 10% of the greater of its revenue or net assets for its most recently completed fiscal year end)..

A-2-1

4. Company Information. The Investor understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. The Investor has had such opportunity as he, she or it deems necessary (which may have presented itself through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Investor acknowledges that except as set forth herein, no representations or warranties have been made to the Investor, or to his, her or its advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

5. Domicile. The Investor maintains his, her or its domicile (and is not a transient or temporary resident) at the address shown on the signature page hereto.

6. No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by the Warrant or related documents based on any arrangement or agreement binding upon the Investor.

7. Market Stand-off. The Investor may not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities of the Company) held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NYSE Rule 472(f)(4) or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend with respect to the Shares (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Investor agrees to execute a market stand-off agreement with the relevant underwriters in customary form consistent with the provisions of this Section 7.

8. Capitalized Terms. Capitalized terms used but not defined in this Investment Representation Statement and Market Stand-Off Agreement have the meanings set forth in the Warrant.

(signature page follows)

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The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

______________________________________________
(Print name of the Investor))

______________________________________________
(Signature)

______________________________________________
(Name and title of signatory, if applicable)

______________________________________________
(Street address)

______________________________________________
(City, state and ZIP code)

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EXHIBIT B

FORM OF ASSIGNMENT

ASSIGNOR:	______________________________________________

COMPANY:	ROBOT CACHE US INC.

WARRANT:	THE WARRANT OF THE COMPANY ISSUED ON [INSERT DATE]

DATE:	_______________________________________________________________

(1) Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of Assignor’s rights under the Warrant, with respect to the number of shares of common stock of the Company (the “Shares”) set forth below:

Name of Assignee:	______________________________________________

Address of Assignee:	______________________________________________

______________________________________________

Number and type of Shares relating to the rights assigned hereby:

________________________________________

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

(2) Obligations of Assignee. Assignee agrees to take and hold the Warrant and any Shares to be issued upon exercise of the rights under the Warrant, and further agrees to be subject to, and bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3) Representations. Assignee represents and warrants that all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

(4) Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in substantially the form attached as Exhibit A-2 to the Warrant.

Assignor and Assignee are signing this Assignment on the date first set forth above.

B-1

ASSIGNOR

______________________________________________

(Print name of Assignor)

______________________________________________

(Signature of Assignor)

______________________________________________

(Print name of signatory, if applicable)

______________________________________________

(Print title of signatory, if applicable)

Address:

______________________________________________

______________________________________________

ASSIGNEE

______________________________________________

(Print name of Assignee)

______________________________________________

(Signature of Assignee)

______________________________________________

(Print name of signatory, if applicable)

______________________________________________

(Print title of signatory, if applicable)

Address:

______________________________________________

______________________________________________

B-2